SIGNATURE

                                 EXHIBIT 23

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements Form S-8 (Nos. 33-18130 and 333-16819) pertaining to the Employees Savings Plan of Mobil Oil Corporation, Form S-3 (Nos. 33-34133-01 and 333-67123) of the Mobil Oil Corporation Employee Stock Ownership Plan Trust for the registration of $300,000,000 and $475,000,000, respectively, principal amount of debt securities guaranteed by Mobil Corporation and in the related Prospectus, of our report dated April 16, 1999, with respect to the financial statements and supplemental schedules of the Employees Savings Plan of Mobil Oil Corporation included in this Annual Report (Form 11-K) for the fiscal year ended January 31, 1999.








                                                /S/ ERNST & YOUNG LLP
Fairfax, Virginia                               Ernst & Young LLP
May 5, 1999



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